Exhibit 99.1







                           For Immediate Release
                     For Further Information, Contact:
                 Brian Arsenault, SVP, Investor Relations
                               207 761-8517



         Banknorth Group to Present at Lehman Brothers Conference


September 2, 2003 -- Banknorth Group, Inc. (NYSE: BNK) announced today that William J. Ryan, Banknorth Chairman, President and Chief Executive Officer, will present at Lehman Brothers Financial Services Conference in New York City on Monday, September 8, 2003.

Mr. Ryan will present at 7:45 a.m., Eastern Time as part of a panel discussion entitled "Performance, Asset Sensitive, Superior Deposit Franchises with Different Lending Strategies."

A webcast of the conference is available at:
www.lehman.com/conferences/200309FinancialServices by selecting the "Audio Webcast" link and completing the registration form. Replay will be available within 24 hours of the live presentation and will remain available for 90 days following the conference. A webcast link will also be available through Banknorth's website at www.banknorth.com, Investor Relations.

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